Exhibit 99.2

NORDSTROM, INC. ANNOUNCES PRIVATE EXCHANGE OFFER

SEATTLE, Wash. – (December 3, 2013) – Nordstrom, Inc. (NYSE: JWN) announced today that it has commenced an offer to eligible holders to exchange its outstanding 7.00% Senior Notes due 2038 (the “old notes”) held by them for up to a maximum of $300,000,000 aggregate principal amount of its newly-issued 5.00% Senior Notes due 2044 (the “new notes”), the complete terms and conditions of which are set forth in a confidential offering memorandum dated December 3, 2013 (the “offering memorandum”) and the related letter of transmittal (the “exchange offer”). As of today, there are $350,000,000 aggregate principal amount of old notes outstanding.

CUSIP No.	Title of Series	Outstanding Principal Amount (US$)	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Participation Payment (1)
655664AL4	7.00% Senior Notes due 2038	$350,000,000	3.625% U.S. Treasury Security due August 15, 2043	PX1	98	$30.00

(1)	To be paid in new notes per $1,000 principal amount of old notes. See Annex B to the offering memorandum for details regarding the calculation of the hypothetical exchange price for old notes tendered after the early participation date (as defined below) but before the expiration date (as defined below) and the hypothetical principal amount of new notes for old notes tendered before the early participation date. Actual amounts will be determined at the pricing time (as defined below). Does not reflect any accrued and unpaid interest. We will pay accrued and unpaid interest on the old notes up to, but not including, the applicable settlement date (as defined below).

The following is a brief summary of certain key elements of the exchange offer:

•	The exchange offer will expire at midnight, New York City time, on December 31, 2013, unless extended (the “expiration date”).

•	Eligible holders who validly tender and who do not validly withdraw old notes at or prior to 5:00 p.m., New York City time, on December 16, 2013, unless extended (the “early participation date”), and whose tenders are accepted for exchange by Nordstrom, Inc., will receive the “total exchange price” for each $1,000 principal amount of old notes, which will be payable in the form of new notes.

•	The “total exchange price” for the old notes will be based on a pricing formula using the bid-side yield on the 3.625% U.S. Treasury Security due August 15, 2043 plus a fixed spread of 98 basis points and will be calculated at 2:00 p.m., New York City time, on December 16, 2013 (the “Pricing Time”).

•	The total exchange price will be inclusive of an “early participation payment” of $30.00 per $1,000 principal amount of old notes tendered and accepted for exchange by Nordstrom, Inc.

•	For each $1,000 principal amount of old notes tendered and accepted for exchange by Nordstrom, Inc., the total exchange price will be payable in the form of a principal amount of new notes having an equal value, determined as set forth below.

•	The principal amount of new notes to be issued as described above will equal the “exchange ratio” multiplied by $1,000. The “exchange ratio” will be the ratio determined by dividing the total exchange price by the “new notes value”, which will be based on a pricing formula using the bid-side yield on the 3.625% U.S. Treasury Security due August 15, 2043 plus a fixed spread of 120 basis points and will be calculated at the pricing time.

•	Eligible holders who validly tender old notes after the early participation date but at or prior to the expiration date, and whose tenders are accepted for exchange by Nordstrom, Inc., will receive the total exchange price minus the early participation payment, determined as set forth in the offering memorandum.

•	Tenders of old notes in the exchange offer may be validly withdrawn at any time at or prior to the early participation date; provided that Nordstrom, Inc. may extend the early participation date; without extending the deadline by which old notes tendered in the exchange offer may be validly withdrawn, unless required by law. Old notes tendered after the early participation date may not be withdrawn, except where additional withdrawal rights are required by law (as determined by Nordstrom, Inc. in its sole discretion).

•	The new notes will constitute a further issuance of, and will form a single series with, the 5.00% Senior Notes due 2044 that we expect to issue on December 12, 2013 in the aggregate principal amount of $400,000,000 (the “original notes”).

•	The new notes will mature on January 15, 2044 and will bear interest at a fixed rate of 5.00% per year. Interest on the new notes will accrue from December 12, 2013 and will be payable semi-annually, in arrears, on January 15 and July 15 of each year, beginning July 15, 2014.

•	Consummation of the exchange offer is subject to a number of conditions, including a “qualified reopening condition,” as set forth in the offering memorandum, the issuance of the original notes and the absence of certain adverse legal and market developments.

•	Nordstrom, Inc. will not receive any cash proceeds from the exchange offer.

•	In the event that the principal amount of new notes issuable in respect of old notes validly tendered and not validly withdrawn would exceed the maximum exchange amount, Nordstrom, Inc. will accept old notes for exchange on a pro rata basis among the tendering holders such that the aggregate principal amount of new notes that will be issuable in exchange for old notes does not exceed $300,000,000.

If and when issued, the new notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Nordstrom, Inc. plans to offer and issue the new notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S. Nordstrom, Inc. will enter into a registration rights agreement with respect to the new notes and the original notes.

The exchange offer is only made, and copies of the exchange offer documents will only be made available, to a holder of old notes who has certified in an eligibility letter certain matters to Nordstrom, Inc., including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Note holders who desire a copy of the eligibility letter confirming that they are eligible holders should complete and return the letter of eligibility at the website www.dfking.com/Nordstrom or contact D. F. King & Co., Inc., the information agent for the private exchange offer, at (800) 290-6427 (toll free) or (212) 269-5550 (for banks and brokers only) or at www.dfking.com/Nordstrom.

The new notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.

This press release does not constitute an offer or an invitation by Nordstrom, Inc. to participate in the exchange offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 261 stores in 35 states, including 117 full-line stores, 141 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “will,” “may,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items described in part I, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended February 2, 2013. The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.